                       CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the incorporation by reference of our report dated April 17, 1998 on the financial statements of Value Portfolio, Fixed Income Portfolio, Hickory Portfolio and Government Money Market Portfolio, series of Weitz Series Fund, Inc. referred to therein in Post-Effective Amendment No. 15 to the Registration Statement on Form N1-A, as filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm in the Prospectus under the captions "Financial Highlights" and "Auditors" and in the Statement of Additional Information under the caption "Other Services".

                                            /s/McGladrey & Pullen
                                            McGLADREY & PULLEN LLP

New York, New York
July 22, 1998